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                                                                       EXHIBIT 2

                            CERTIFICATE OF AMENDMENT

                     OF THE CERTIFICATE OF INCORPORATION OF

                                MIDWAY GAMES INC.

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    It is hereby certified that:

    1. The name of the corporation is Midway Games Inc.

    2. The certificate of incorporation of the corporation was filed by the Department of State on July 15, 1988.

    3. The amendments to the certificate of incorporation of the corporation effected by this certificate of amendment are as follows:

       (a) To provide for the classification of the Board of Directors into three classes with staggered terms;

       (b) To provide that any vacancy on the Board of Directors may be filled for the unexpired term only by a vote of a majority of the remaining directors then in office;

       (c) To eliminate stockholder action by written consent;

       (d) To permit only the President, the Chairman of the Board or the Board of Directors to call special meetings of stockholders and to limit the business permitted to be conducted at such meetings to that brought before the meetings by or at the direction of the Board of Directors;

       (e) To implement an advance notice procedure for the submission of director nominations and other business to be considered at annual meetings of stockholders; and

       (f) To require an affirmative vote of 80% of the outstanding Common Stock entitled to vote thereon in order to adopt, amend or repeal the new provisions of the certificate of incorporation of the corporation added by this certificate of amendment.

    4. To accomplish the foregoing amendments, new Articles ELEVENTH, TWELFTH, THIRTEENTH and FOURTEENTH are hereby added to the certificate of incorporation of the corporation, to read as follows:

         ELEVENTH: The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2001 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2000 annual meeting of stockholders; and the term of the initial Class III directors shall terminate on the date of the 1999 annual meeting of stockholders. At each annual meeting of stockholders beginning in 1999, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until the next

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    election of directors of that class by the stockholders of the Corporation, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be duly elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors creating such class or series, as the case may be, applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article ELEVENTH unless expressly provided by such terms.

         For purposes of Section 141(k) of the General Corporation Law of the State of Delaware, "Cause" is defined as being convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or being adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation by a court of competent jurisdiction and such adjudication is no longer subject to direct appeal.

         Any vacancy on the Board of Directors, howsoever resulting, including through an increase in the number of directors, shall only be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected to fill a vacancy shall hold office for the same remaining term as that of his or her predecessor, or if such director was elected as a result of an increase in the number of directors, then for the term indicated in paragraph one of this Article ELEVENTH.

         TWELFTH: Except as otherwise provided in the resolutions of the Board of Directors designating any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing by any such stockholders.

         Subject to the rights of holders of any class or series of Preferred Stock, special meetings of stockholders may be called only by the Chairman of the Board or President of the Corporation or by the Board of Directors pursuant to a resolution adopted by a majority vote of the total number of authorized directors (whether or not there exists any vacancies in previously authorized directorships) at the time any such resolutions are presented to the Board for adoption. Stockholders of the Corporation are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders. The business permitted at any special meeting of stockholders shall be limited to the business brought before the meeting by or at the direction of the Board.

         THIRTEENTH: Subject to the rights of holders of any class or series of Preferred Stock,

         (i) nominations for the election of directors, and

         (ii) business proposed to be brought before an annual meeting of stockholders may be made by the Board of Directors or proxy committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any such stockholder may nominate one or more persons for election as directors at an annual meeting or propose business to be brought before an annual meeting, or both, only if such stockholder has given timely notice in proper written form of his or her intent to make such nomination or nominations or to propose such business. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Corporation not less than 60 days nor more

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    than 90 days prior to the annual meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was made or such public disclosure was made, whichever first occurs. To be in proper written form, a stockholder's notice to the Secretary shall set forth:

         (a) the name and address of the stockholder who intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

         (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

         (c) if applicable, a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

         (d) such other information regarding each nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed, by the Board of Directors, and such other information about the nominee as the Board of Directors deems appropriate, including, without limitation, the nominee's age, business and residence addresses, principal occupation and the class and number of shares of Common Stock beneficially owned by the nominee, or such other information about the business to be proposed and about the stockholder making such business proposal before the annual meeting as the Board of Directors deems appropriate, including, without limitation, the class and number of shares of Common Stock beneficially owned by such stockholder; and

         (e) if applicable, the consent of each nominee to serve as director of the Corporation if so elected.

         The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

         FOURTEENTH: Notwithstanding anything contained in the Certificate of Incorporation or the by-laws of this Corporation to the contrary (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation, the by-laws of this Corporation or any common stock or preferred stock designation), Articles ELEVENTH, TWELFTH and THIRTEENTH hereby shall not be altered, amended or repealed, and no provision inconsistent therewith shall be adopted, without the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the outstanding stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article FOURTEENTH.

    5. The foregoing amendment of the certificate of incorporation of the corporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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    IN WITNESS WHEREOF, I have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that this document is the act and deed of the corporation named therein and that the facts stated herein are true.

Dated: February 23, 1998                          /s/ Orrin J. Edidin
                                                  ---------------------
                                                  Orrin J. Edidin, Secretary

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